Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Gilbert
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces Second Quarter Fiscal 2009 Results
Revenues $2.5 Billion, Loss Per Share $0.18
Pro Forma Loss Per Share $0.03
$1.26 Billion of Operating Cash Flow, up 33% year-over-year;
Raising Fiscal 2009 Revenue Guidance; Global Resolution with Broadcom
SAN DIEGO — April 27, 2009 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the second quarter of fiscal 2009 ended March 29, 2009. While second quarter fiscal 2009 revenues were at the high end of prior guidance, strong operating results were offset by costs related to a settlement and patent agreement with Broadcom Corporation. In addition, results for the quarter were adversely impacted by other-than-temporary impairments to marketable securities.
Second Quarter Results (GAAP)
•	Revenues: $2.46 billion, compared to $2.61 billion in the prior year and $2.52 billion in the prior quarter.

•	Operating loss: $10 million, which reflects a $748 million charge for litigation settlement related to the settlement and patent agreement with Broadcom compared to operating income of $813 million in the prior year and $745 million in the prior quarter.

•	Net loss: $289 million, compared to net income of $766 million in the prior year and $341 million in the prior quarter.

•	Diluted loss per share: $0.18, compared to diluted earnings per share (EPS) of $0.47 in the prior year and $0.20 in the prior quarter.

•	Effective tax rate: negative 186 percent for the quarter, primarily due to the impact of the discrete tax benefit related to the litigation settlement charge associated with the settlement and patent agreement with Broadcom at a rate less than the United States federal rate. Fiscal 2009 estimated tax rate of approximately 35 percent.

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 2 of 18
•	Estimated share-based compensation: $145 million, net of tax, compared to $88 million in the prior year and $99 million in the prior quarter.

•	Operating cash flow: $1.26 billion, up 33 percent year-over-year; 51 percent of revenues.

•	Return of capital to stockholders: $528 million, or $0.32 per share of cash dividends paid (relating to dividends declared in the first and second quarters).
Pro Forma Second Quarter Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $2.45 billion, compared to $2.60 billion in the prior year and $2.51 billion in the prior quarter.

•	Operating income: $214 million, which reflects a $748 million charge for litigation settlement related to the settlement and patent agreement with Broadcom, compared to $1.02 billion in the prior year and $986 million in the prior quarter.

•	Net loss: $46 million, compared to net income of $894 million in the prior year and $520 million in the prior quarter.

•	Diluted loss per share: $0.03, compared to diluted EPS of $0.54 in the prior year and $0.31 in the prior quarter. The current quarter excludes $0.03 loss per share attributable to the QSI segment, $0.09 loss per share attributable to certain estimated share-based compensation and $0.02 loss per share attributable to the adjustment of our net deferred tax assets to reflect the future impact of the recently enacted California budget legislation.

•	Effective tax rate: 131 percent for the quarter, primarily due to the impact of the discrete tax benefit related to the litigation settlement charge associated with the settlement and patent agreement with Broadcom at a rate less than the United States federal rate. Fiscal 2009 estimated tax rate of approximately 31 percent.

•	Free cash flow: $1.15 billion, up 49 percent year-over-year; 47 percent of revenues (defined as net cash from operating activities less capital expenditures).

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 3 of 18
Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and pro forma results are included at the end of this news release. Prior period reconciliations are presented on Qualcomm’s Investor Relations web page at www.qualcomm.com.
“Global demand for 3G-enabled products and services remains strong despite the current economic environment,” said Dr. Paul E. Jacobs, chief executive officer of Qualcomm. “Our second quarter revenues were at the high end of prior guidance, and I am pleased with the strong operating performance of our business. The recent settlement with Broadcom will resolve all pending litigation between the parties, and while this settlement adversely impacted our second quarter results, eliminating uncertainty, employee distraction and cost related to protracted litigation is a positive for our stockholders, customers, partners and the wireless industry.”
“While the business environment remains uncertain and the continued distress in global financial markets resulted in additional impairments to our marketable securities, we believe the CDMA inventory channel has stabilized, and we are seeing some replenishment of products driven primarily by emerging markets.  We continue to grow key research and development programs to further our technology leadership and drive future growth, while closely managing SG&A expenses.  Demand for CDMA-based products and services remains healthy, and our calendar year 2009 device shipment estimate remains unchanged.”
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $14.0 billion at the end of the second quarter of fiscal 2009, compared to $13.1 billion at the end of the first quarter of fiscal 2009 and $10.6 billion a year ago. During the second quarter of fiscal 2009, we increased our quarterly dividend from $0.16 to $0.17 per share. On April 8, 2009, we announced a cash dividend of $0.17 per share, payable on June 26, 2009 to stockholders of record at the close of business on May 29, 2009.
The distress in global financial markets has continued to affect the value of our marketable securities. As a result, we determined that $204 million, or approximately 1 percent of the recorded values of our cash, cash equivalents and marketable securities at March 29, 2009, were other-than-temporarily impaired. In addition, at March 29, 2009 and April 17, 2009, we had net unrealized losses on marketable securities of $898 million and $634 million, respectively.

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 4 of 18
Research and Development

		Estimated
		Share-Based	In-Process
($ in millions)	Pro Forma	Compensation	R&D	QSI	GAAP
Second quarter fiscal 2009	$506	$68	$6	$24	$604
As a % of revenues	21%			N/M	25%
Second quarter fiscal 2008	$472	$60	$—	$21	$553
As a % of revenues	18%			N/M	21%
Year-over-year change ($)	7%	13%	N/M	14%	9%
Pro forma R&D expenses increased 7 percent year-over-year, primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services. QSI R&D expenses were related to our FLO TV™ subsidiary, formerly MediaFLO USA.
Selling, General and Administrative

		Estimated
		Share-Based
($ in millions)	Pro Forma	Compensation	QSI	GAAP
Second quarter fiscal 2009	$289	$62	$24	$375
As a % of revenues	12%		N/M	15%
Second quarter fiscal 2008	$334	$61	$25	$420
As a % of revenues	13%		N/M	16%
Year-over-year change ($)	(13%)	2%	(4%)	(11%)
Pro forma selling, general and administrative (SG&A) expenses decreased by 13 percent year-over-year, a majority of which is due to cost reduction activities. QSI SG&A expenses were primarily related to FLO TV.
Litigation Settlement
The second quarter of fiscal 2009 operating expenses included a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom. The agreement provides for the

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 5 of 18
receipt of certain assets in the third quarter of fiscal 2009 and will resolve all pending litigation between the parties.
Effective Income Tax Rate
Our fiscal 2009 effective income tax rates are estimated to be 35 percent for GAAP and 31 percent for pro forma.  The second quarter effective tax rates of negative 186 percent for GAAP and 131 percent for pro forma differ from the annual rates due to the impact of the discrete tax benefit related to the litigation settlement charge associated with the settlement and patent agreement with Broadcom at a rate less than the United States federal rate. In addition, the second quarter GAAP effective tax rate differs from the estimated annual effective tax rate due to amounts recorded during the quarter to adjust our net deferred tax assets to reflect the future impact of California budget legislation enacted February 20, 2009.
Qualcomm Strategic Initiatives
The QSI segment is composed of our strategic investments, including our FLO TV subsidiary.  GAAP results for the second quarter of fiscal 2009 included a $0.03 loss per share for the QSI segment. The second quarter of fiscal 2009 QSI results included $86 million in operating expenses, primarily related to FLO TV.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.
We expect the global financial crisis and resulting slowdown in the worldwide economy to continue to cause lower demand for CDMA-based products in various regions. We expect a greater mix of lower-priced CDMA-based products for emerging markets to impact our financial results for the second half of fiscal 2009 as compared to the second half of fiscal 2008. In addition, the financial crisis has had, and may continue to have, an impact on the value of our marketable securities and net investment income (loss). While we do not forecast impairments, we do have unrealized losses on marketable securities that could be recognized in future periods if market conditions do not improve. Given the unprecedented daily market

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 6 of 18
volatility and the significant judgments involved, accurately forecasting other-than-temporary impairments associated with our marketable securities is extremely difficult and actual results could vary materially. As a result, while we are providing revenue, operating income and our other standard guidance, we are not providing earnings per share guidance.
Moreover, our outlook does not include provisions for the consequences of injunctions or significant possible damages related to litigation matters, unless damages or injunctions have been awarded by a court. In addition, due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast.  Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items.
The following table summarizes GAAP and pro forma guidance based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results elsewhere herein.

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The following estimates are approximations and are based on the current business outlook:
Qualcomm’s Business Outlook Summary
THIRD FISCAL QUARTER

	Q3’08		Current Guidance
	Results (2)		Q3’09 Estimates (3)
Pro Forma
Revenues	$2.76B		$2.40B - $2.60B
Year-over-year change			decrease 6% - 13%
Operating income	$1.06B		$0.80B - $0.90B
Year-over-year change			decrease 15% - 25%

GAAP
Revenues	$2.76B		$2.40B - $2.60B
Year-over-year change			decrease 6% - 13%
Operating income	$0.82B		$0.55B - $0.65B
Year-over-year change			decrease 21% - 33%
Operating income (loss) attributable to QSI	$(0.08B	)	$(0.10B	)
Operating income (loss) attributable to estimated share-based compensation	$(0.14B	)	$(0.15B	)
Operating income (loss) attributable to in-process R&D	$(0.01B	)	n/a

Metrics
MSM shipments	approx. 86	M	approx. 87M - 92	M
CDMA/WCDMA devices shipped (1)	approx. 107	M*	approx. 107M - 112	M*
CDMA/WCDMA device wholesale average selling price (1)	approx. $226	*	approx. $196	*

*	Shipments in March quarter, reported in June quarter
FISCAL YEAR

	FY 2008		Prior Guidance	Current Guidance
	Results		FY 2009 Estimates (3)(4)	FY 2009 Estimates (3)
Pro Forma
Revenues	$11.13B		$9.3B - $9.8B	$9.85B - $10.25B
Year-over-year change			decrease 12% - 16%	decrease 8% - 12%
Operating income	$4.60B		$3.2B - $3.5B	$2.95B - $3.15B
Year-over-year change			decrease 24% - 30%	decrease 32% - 36%

GAAP
Revenues	$11.14B		$9.3B - $9.8B	$9.85B - $10.25B
Year-over-year change			decrease 12% - 17%	decrease 8% - 12%
Operating income	$3.73B		$2.2B - $2.5B	$1.95B - $2.15B
Year-over-year change			decrease 33% - 41%	decrease 42% - 48%
Operating income (loss) attributable to QSI	$(0.32B	)	$(0.40B )	$(0.39B )
Operating income (loss) attributable to estimated share-based compensation	$(0.54B	)	$(0.60B )	$(0.60B )
Operating income (loss) attributable to in-process R&D	$(0.01B	)	not provided	$(0.01B )

Metrics
Fiscal year* CDMA/WCDMA device wholesale average selling price (1)	approx. $219		approx. $202	approx. $199

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (1)

		Prior Guidance	Current Guidance
	Calendar 2008	Calendar 2009	Calendar 2009
CDMA/WCDMA device shipments	Estimates	Estimates	Estimates
March quarter	approx. 107M	not provided	approx. 107M - 112M
June quarter	approx. 119M	not provided	not provided
September quarter	approx. 125M	not provided	not provided
December quarter	approx. 128M	not provided	not provided

Calendar year range (approx.)	480M	540M - 590M	540M - 590M
	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 480M	approx. 565M	approx. 565M
CDMA units	approx. 216M	approx. 212M	approx. 217M
WCDMA units	approx. 264M	approx. 353M	approx. 348M

(1)	CDMA/WCDMA device shipments and average selling prices are for estimated worldwide device shipments, including shipments not reported to Qualcomm.

(2)	Our Q3’08 results do not include royalty revenues attributable to Nokia’s sales.

(3)	While we do not forecast impairments, we do have unrealized losses on marketable securities that could be recognized in future periods if market conditions do not improve.

(4)	Prior FY 2009 guidance did not include the impact of the settlement and patent agreement with Broadcom.
Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 8 of 18
Results of Business Segments (in millions, except per share data):
Second Quarter — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling	Pro Forma	Share-Based		In-Process
Segments	QCT	QTL	QWI	Items (1)(2)	(2)	Compensation (3)	Tax Items (4)	R&D	QSI (5)	GAAP (2)
Revenues	$1,316	$954	$176	$1	$2,447	$—	$—	$—	$8	$2,455
Change from prior year	(19%)	20%	(9%)	N/M	(6%)				300%	(6%)
Change from prior quarter	(1%)	(5%)	4%	N/M	(3%)				33%	(2%)
Operating income (loss)					$214	$(140)	$—	$(6)	$(78)	$(10)
Change from prior year					(79%)	(8%)		N/A	(5%)	(101%)
Change from prior quarter					(78%)	3%		N/A	19%	(101%)
EBT	$217	$839	$25	$(934)	$147	$(140)	$—	$(6)	$(102)	$(101)
Change from prior year	(49%)	23%	N/M	N/M	(87%)	(8%)		N/A	(62%)	(111%)
Change from prior quarter	29%	(4%)	N/M	N/M	(79%)	3%		N/A	(4%)	(122%)
EBT as a % of revenues	16%	88%	14%	N/M	6%	N/M		N/M	N/M	(4%)
Net (loss) income					$(46)	$(145)	$(36)	$(6)	$(56)	$(289)
Change from prior year					(105%)	(65%)	N/A	N/A	(40%)	(138%)
Change from prior quarter					(109%)	(46%)	N/A	N/A	30%	(185%)
Diluted EPS					$(0.03)	$(0.09)	$(0.02)	$—	$(0.03)	$(0.18)
Change from prior year					(106%)	(80%)	N/A	N/A	(50%)	(138%)
Change from prior quarter					(110%)	(50%)	N/A	N/A	40%	(190%)
Diluted shares used					1,651	1,651	1,651	1,651	1,651	1,651
First Quarter — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling		Share-Based
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (3)	QSI (5)	GAAP
Revenues	$1,334	$1,006	$170	$1	$2,511	$—	$6	$2,517
Operating income (loss)					986	(145)	(96)	745
EBT	168	874	3	(351)	694	(145)	(98)	451
Net income (loss)					520	(99)	(80)	341
Diluted EPS					$0.31	$(0.06)	$(0.05)	$0.20
Diluted shares used					1,667	1,667	1,667	1,667
Second Quarter — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling		Share-Based
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (3)	QSI (5)	GAAP
Revenues	$1,620	$795	$194	$(5)	$2,604	$—	$2	$2,606
Operating income (loss)					1,017	(130)	(74)	813
EBT	427	684	—	(12)	1,099	(130)	(63)	906
Net income (loss)					894	(88)	(40)	766
Diluted EPS					$0.54	$(0.05)	$(0.02)	$0.47
Diluted shares used					1,643	1,643	1,643	1,643
Third Quarter — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling		Share-Based	In-Process
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (3)	R&D	QSI (5)	GAAP
Revenues	$1,762	$803	$190	$3	$2,758	$—	$—	$4	$2,762
Operating income (loss)					1,060	(139)	(13)	(84)	824
EBT	487	670	(1)	(40)	1,116	(139)	(13)	(82)	882
Net income (loss)					915	(94)	(13)	(60)	748
Diluted EPS					$0.55	$(0.06)	$(0.01)	$(0.04)	$0.45
Diluted shares used					1,654	1,654	1,654	1,654	1,654
Twelve Months — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling		Share-Based	In-Process
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (3)	R&D	QSI	GAAP
Revenues	$6,717	$3,622	$785	$6	$11,130	$—	$—	$12	$11,142
Operating income (loss)					4,604	(540)	(14)	(320)	3,730
EBT	1,833	3,142	(1)	(290)	4,684	(540)	(14)	(304)	3,826
Net income (loss)					3,740	(365)	(13)	(202)	3,160
Diluted EPS					$2.25	$(0.22)	$(0.01)	$(0.12)	$1.90
Diluted shares used					1,660	1,660	1,660	1,660	1,660

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Six Months — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling		Share-Based		In-Process
Segments	QCT	QTL	QWI	Items (1)(2)	Pro Forma (2)	Compensation (3)	Tax Items (4)	R&D	QSI (5)	GAAP (2)
Revenues	$2,650	$1,961	$346	$2	$4,959	$—	$—	$—	$13	$4,972
Change from prior year	(17%)	36%	(15%)	N/M	(2%)				225%	(1%)
Operating income (loss)					$1,200	$(285)	$—	$(6)	$(174)	$735
Change from prior year					(39%)	(12%)			(26%)	(53%)
EBT	$385	$1,713	$28	$(1,285)	$841	$(285)	$—	$(6)	$(200)	$350
Change from prior year	(57%)	40%	17%	N/M	(62%)	(12%)		N/M	(71%)	(81%)
Net income (loss)					$472	$(243)	$(36)	$(6)	$(135)	$52
Change from prior year					(73%)	(40%)	N/A	N/M	(125%)	(97%)
Diluted EPS					$0.28	$(0.15)	$(0.02)	$—	$(0.08)	$0.03
Change from prior year					(74%)	(50%)	N/A	N/M	(100%)	(97%)
Diluted shares used					1,665	1,665	1,665	1,665	1,665	1,665
Six Months — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling		Share-Based	In-Process
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (3)	R&D	QSI (5)	GAAP
Revenues	$3,194	$1,445	$405	$(1)	$5,043	$—	$—	$4	$5,047
Operating income (loss)					1,966	(255)	(2)	(138)	1,571
EBT	897	1,224	24	65	2,210	(255)	(2)	(117)	1,836
Net income (loss)					1,767	(173)	(1)	(60)	1,533
Diluted EPS					$1.07	$(0.10)	$—	$(0.04)	$0.93
Diluted shares used					1,653	1,653	1,653	1,653	1,653

(1)	Pro forma reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Pro forma reconciling items related to earnings before taxes consist primarily of certain investment income or losses, research and development expenses and marketing expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	The second quarter of fiscal 2009 included a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom.

(3)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(4)	During the second quarter of fiscal 2009, the Company recorded a tax expense related to the adjustment of net deferred tax assets that were recorded in prior years to reflect the future impact of California budget legislation enacted on February 20, 2009.

(5)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the GAAP tax provision.
N/M – Not Meaningful
Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s second quarter fiscal 2009 earnings conference call will be broadcast live on April 27, 2009 beginning at 5:00 a.m. Pacific Daylight Time (PDT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on April 27, 2009, beginning at approximately 9:00 a.m. PDT through May 27, 2009 at 9:00 p.m. PDT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 10 of 18
dial (706) 645-9291. U.S. and international callers should use reservation number 96824653. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations web site at http://investor.qualcomm.com/results.cfm
Qualcomm Incorporated (Nasdaq: QCOM) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P 100 Index, the S&P 500 Index and is a 2009 FORTUNE 500® company. For more information, please visit www.qualcomm.com.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income (loss), income before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 11 of 18
R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Moreover, it is generally not an expense that requires or will require cash payment by the Company. Further, share-based compensation related to options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing pro forma tax rate and after tax earnings. The Company decided to include the benefit of the retroactive extension of the federal research and development tax credit in pro forma results starting in fiscal 2009 because it recurs with relative frequency and would have been included in the Company’s pro forma results for the prior year if it had been reenacted in the prior fiscal year. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength.  In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and pro forma results are presented herein.

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 12 of 18
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment of our technologies in wireless networks and of 3G wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA and OFDMA both domestically and internationally; the current uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on major customers and licensees; foreign currency fluctuations; strategic loans, investments and transactions we have or may pursue; our dependence on third-party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the FLO TV network and FLO™ technology; as well as the other risks detailed from time-to-time in our SEC reports.
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Qualcomm is a registered trademark of Qualcomm Incorporated. FLO and FLO TV are trademarks of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 13 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 29, 2009
			Estimated
			Share-Based				In-Process
	Pro Forma		Compensation		Tax Items		R&D	QSI	GAAP
Revenues:
Equipment and services	$1,404		$—		$—		$—	$8	$1,412
Licensing and royalty fees	1,043		—		—		—	—	1,043

Total revenues	2,447		—		—		—	8	2,455

Operating expenses:
Cost of equipment and services revenues	690		10		—		—	38	738
Research and development	506		68		—		6	24	604
Selling, general and administrative	289		62		—		—	24	375
Litigation settlement	748	(a)	—		—		—	—	748	(a)

Total operating expenses	2,233		140		—		6	86	2,465

Operating income (loss)	214		(140)		—		(6)	(78)	(10)

Investment loss, net	(67)	(b)	—		—		—	(24) (c)	(91)

(Loss) income before income taxes	147		(140)		—		(6)	(102)	(101)

Income tax (expense) benefit	(193	) (d)	(5	) (e)	(36	) (e)	—	46 (f)	(188	) (d)

Net loss	$(46)		$(145)		$(36)		$(6)	$(56)	$(289)

Loss per common share:
Diluted	$(0.03)		$(0.09)		$(0.02)		$(0.00)	$(0.03)	$(0.18)

Shares used in per share calculations:
Diluted	1,651		1,651		1,651		1,651	1,651	1,651

Supplemental Financial Data:
Operating cash flow	$1,359		$(16)	(h)	$—		$—	$(80)	$1,263
Operating cash flow as a % of revenues	56%							N/M	51%

Free cash flow (g)	$1,153		$(16	) (h)	$—		$—	$(108)	$1,029
Free cash flow as a % of revenues	47%							N/M	42%

(a)	The second quarter of fiscal 2009 included a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom.

(b)	Included $199 million in other-than-temporary losses on investments, which were not part of the Company’s strategic investment portfolio, $2 million in interest expense, partially offset by $121 million in interest and dividend income related to cash, cash equivalents and marketable securities and $13 million gain on derivatives.

(c)	Included $12 million in equity in losses of investees, $10 million in other-than-temporary losses on investments and $2 million in interest expense.

(d)	The second quarter effective tax rates of negative 186% for GAAP and 131% for pro forma differ from the annual rates due to the impact of the discrete tax benefit related to the expense associated with the settlement and patent agreement with Broadcom at a rate less than the United States federal rate.

(e)	During the second quarter of fiscal 2009, the Company recorded a tax expense related the adjustment of net deferred tax assets that were recorded in prior years to reflect the future impact of California budget legislation enacted on February 20, 2009.

(f)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the GAAP tax provision.

(g)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the three months ended March 29, 2009, included herein.

(h)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 14 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Six Months Ended March 29, 2009
			Estimated
			Share-Based				In-Process
	Pro Forma		Compensation		Tax Items		R&D	QSI		GAAP
Revenues:
Equipment and services	$2,822		$—		$—		$—	$13		$2,835
Licensing and royalty fees	2,137		—		—		—	—		2,137

Total revenues	4,959		—		—		—	13		4,972

Operating expenses:
Cost of equipment and services revenues	1,399		20		—		—	74		1,493
Research and development	1,017		137		—		6	47		1,207
Selling, general and administrative	595		128		—		—	66		789
Litigation settlement	748	(a)	—		—		—	—		748	(a)

Total operating expenses	3,759		285		—		6	187		4,237

Operating income (loss)	1,200		(285)		—		(6)	(174)		735

Investment loss, net	(359	) (b)	—		—		—	(26	) (c)	(385)

Income (loss) before income taxes	841		(285)		—		(6)	(200)		350

Income tax (expense) benefit	(369	) (d)	42	(e)	(36	) (e)	—	65	(f)	(298	) (d)

Net income (loss)	$472		$(243)		$(36)		$(6)	$(135)		$52

Earnings (loss) per common share:
Diluted	$0.28		$(0.15)		$(0.02)		$(0.00)	$(0.08)		$0.03

Shares used in per share calculations:
Diluted	1,665		1,665		1,665		1,665	1,665		1,665

Supplemental Financial Data:
Operating cash flow	$4,988		$(32	) (h)	$—		$—	$(192)		$4,764
Operating cash flow as a % of revenues	101%							N/M		96%

Free cash flow (g)	$4,573		$(32	) (h)	$—		$—	$(245)		$4,296
Free cash flow as a % of revenues	92%							N/M		86%

(a)	The second quarter of fiscal 2009 included a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom.

(b)	Included $586 million in other-than-temporary losses on investments, which were not part of the Company’s strategic investment portfolio, $38 million in net realized losses on investments and $3 million in interest expense, partially offset by $255 million in interest and dividend income related to cash, cash equivalents and marketable securities and $13 million gain on derivatives.

(c)	Included $15 million in other-than-temporary losses on investments, $13 million in equity in losses of investees and $4 million in interest expense, partially offset by $5 million in net realized gains on investments and $1 million in interest and dividend income related to cash, cash equivalents and marketable securities.

(d)	The first six months of fiscal 2009 GAAP and pro forma effective tax rates were approximately 85% and 44%, respectively, are higher than the estimated annual rates of 35% and 31%, respectively, primarily due to the impact of the discrete tax benefit related to the expense associated with the settlement and patent agreement with Broadcom at a rate less than the United States federal rate.

(e)	During the second quarter of fiscal 2009, the Company recorded a tax expense related to the adjustment of net deferred tax assets that were recorded in prior years to reflect the future impact of California budget legislation enacted on February 20, 2009.

(f)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the GAAP tax provision.

(g)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the six months ended March 29, 2009, included herein.

(h)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 15 of 18
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended March 29, 2009
		Estimated
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP
Net cash provided (used) by operating activities	$1,359	$(16	) (a)	$—	$—	$(80)	$1,263
Less: capital expenditures	(206)	—		—	—	(28)	(234)

Free cash flow	$1,153	$(16)		$—	$—	$(108)	$1,029

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$12	$—		$—	$—	$(12)	$—
Cash transfers to QSI (2)	(121)	—		—	—	121	$—

Net cash transfers	$(109)	$—		$—	$—	$109	$—

	Six Months Ended March 29, 2009
		Estimated
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP
Net cash provided (used) by operating activities	$4,988	$(32	) (a)	$—	$—	$(192)	$4,764
Less: capital expenditures	(415)	—		—	—	(53)	(468)

Free cash flow	$4,573	$(32)		$—	$—	$(245)	$4,296

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$23	$—		$—	$—	$(23)	$—
Cash transfers to QSI (2)	(273)	—		—	—	273	—

Net cash transfers	$(250)	$—		$—	$—	$250	$—

(1)	Cash from sale of strategic debt and equity investments and partial settlement of investment receivables.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended March 30, 2008
		Estimated
		Share-Based
	Pro Forma	Compensation		QSI	GAAP
Net cash provided (used) by operating activities	$1,056	$(53	) (a)	$(56)	$947
Less: capital expenditures	(281)	—		(20)	(301)

Free cash flow	$775	$(53)		$(76)	$646

	Six Months Ended March 30, 2008
		Estimated
		Share-Based		In-Process
	Pro Forma	Compensation		R&D	QSI	GAAP
Net cash provided (used) by operating activities	$2,070	$(101	) (a)	$(2)	$(140)	$1,827
Less: capital expenditures	(387)	—		—	(41)	(428)

Free cash flow	$1,683	$(101)		$(2)	$(181)	$1,399

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 16 of 18
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	March 29,	September 28,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$3,892	$1,840
Marketable securities	5,523	4,571
Accounts receivable, net	804	4,038
Inventories	409	521
Deferred tax assets	280	289
Collateral held under securities lending	—	173
Other current assets	324	291

Total current assets	11,232	11,723
Marketable securities	4,560	4,858
Deferred tax assets	941	830
Property, plant and equipment, net	2,282	2,162
Goodwill	1,502	1,517
Other intangible assets, net	3,123	3,104
Other assets	444	369

Total assets	$24,084	$24,563

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$444	$570
Payroll and other benefits related liabilities	313	406
Income taxes payable	109	20
Unearned revenues	421	394
Obligations under securities lending	—	173
Other current liabilities	970	728

Total current liabilities	2,257	2,291
Unearned revenues	3,599	3,768
Income taxes payable	276	227
Other liabilities	839	333

Total liabilities	6,971	6,619

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at March 29, 2009 and September 28, 2008	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,653 and 1,656 shares issued and outstanding at March 29, 2009 and September 28, 2008, respectively	—	—
Paid-in capital	7,648	7,511
Retained earnings	10,241	10,717
Accumulated other comprehensive loss	(776)	(284)

Total stockholders’ equity	17,113	17,944

Total liabilities and stockholders’ equity	$24,084	$24,563

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 17 of 18
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008
Revenues:
Equipment and services	$1,412	$1,725	$2,835	$3,429
Licensing and royalty fees	1,043	881	2,137	1,618

Total revenues	2,455	2,606	4,972	5,047

Operating expenses:
Cost of equipment and services revenues	738	820	1,493	1,604
Research and development	604	553	1,207	1,064
Selling, general and administrative	375	420	789	808
Litigation settlement	748	—	748	—

Total operating expenses	2,465	1,793	4,237	3,476

Operating (loss) income	(10)	813	735	1,571

Investment (loss) income, net	(91)	93	(385)	265

(Loss) income before income taxes	(101)	906	350	1,836
Income tax expense	(188)	(140)	(298)	(303)

Net (loss) income	$(289)	$766	$52	$1,533

Basic (loss) earnings per common share	$(0.18)	$0.47	$0.03	$0.94

Diluted (loss) earnings per common share	$(0.18)	$0.47	$0.03	$0.93

Shares used in per share calculations:
Basic	1,651	1,617	1,652	1,626

Diluted	1,651	1,643	1,665	1,653

Dividends per share paid	$0.32	$0.28	$0.32	$0.28

Dividends per share announced	$0.16	$0.14	$0.32	$0.28

Qualcomm Announces Second Quarter Fiscal 2009 Results	Page 18 of 18
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008
Operating Activities:
Net (loss) income	$(289)	$766	$52	$1,533
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	154	111	306	219
Revenues related to non-monetary exchanges	(29)	—	(57)	—
Non-cash portion of income tax expense	121	10	166	82
Non-cash portion of share-based compensation expense	140	130	285	255
Incremental tax benefit from stock options exercised	(16)	(53)	(32)	(101)
Net realized (gains) losses on marketable securities and other investments	—	(37)	33	(118)
Other-than-temporary losses on marketable securities and other investments	209	62	601	119
Other items, net	(5)	(14)	(20)	(11)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	108	(35)	2,824	8
Inventories	48	(88)	113	(135)
Other assets	(11)	31	(30)	42
Trade accounts payable	89	97	(103)	20
Payroll, benefits and other liabilities	764	(31)	710	(66)
Unearned revenues	(20)	(2)	(84)	(20)

Net cash provided by operating activities	1,263	947	4,764	1,827

Investing Activities:
Capital expenditures	(234)	(301)	(468)	(428)
Purchases of available-for-sale securities	(1,710)	(1,276)	(4,296)	(2,960)
Proceeds from sale of available-for-sale securities	1,088	1,497	2,461	3,989
Cash received for partial settlement of investment receivables	115	—	317	—
Other investments and acquisitions, net of cash acquired	(26)	(46)	(40)	(275)
Change in collateral held under securities lending	11	(51)	173	87
Other items, net	10	26	6	26

Net cash (used) provided by investing activities	(746)	(151)	(1,847)	439

Financing Activities:
Proceeds from issuance of common stock	75	159	101	236
Incremental tax benefit from stock options exercised	16	53	32	101
Dividends paid	(528)	(455)	(528)	(455)
Repurchase and retirement of common stock	—	(769)	(285)	(1,670)
Change in obligations under securities lending	(11)	51	(173)	(87)
Other items, net	(2)	—	(3)	—

Net cash used by financing activities	(450)	(961)	(856)	(1,875)

Effect of exchange rate changes on cash	(1)	—	(9)	1

Net increase (decrease) in cash and cash equivalents	66	(165)	2,052	392
Cash and cash equivalents at beginning of period	3,826	2,968	1,840	2,411

Cash and cash equivalents at end of period	$3,892	$2,803	$3,892	$2,803